                                                                 EXHIBIT d(1)(f)


                                 AMENDMENT NO. 5
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

         This amendment dated as of _________________, 2004, amends the Master Investment Advisory Agreement (the "Agreement"), dated May 1, 2000, between AIM Variable Insurance Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to add AIM V.I. Real Estate Fund, INVESCO VIF - Core Equity Fund, INVESCO VIF - Dynamics Fund, INVESCO VIF - Financial Services Fund, INVESCO VIF - Growth Fund, INVESCO VIF - Health Sciences Fund, INVESCO VIF - High Yield Fund, INVESCO VIF - Leisure Fund, INVESCO VIF - Small Company Growth Fund, INVESCO VIF - Technology Fund, INVESCO VIF - Telecommunications Fund, INVESCO VIF - Total Return Fund and INVESCO Utilities Fund;

         NOW, THEREFORE, the parties agree as follows:

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES


                                                  EFFECTIVE DATE OF
             NAME OF FUND                        ADVISORY AGREEMENT
---------------------------------------          ------------------
AIM V.I. Aggressive Growth Fund                  May 1, 2000
AIM V.I. Balanced Fund                           May 1, 2000
AIM V.I. Basic Value Fund                        September 10, 2001
AIM V.I. Blue Chip Fund                          May 1, 2000
AIM V.I. Capital Appreciation Fund               May 1, 2000
AIM V.I. Capital Development Fund                May 1, 2000
AIM V.I. Core Equity Fund                        May 1, 2000
AIM V.I. Dent Demographic Trends Fund            May 1, 2000
AIM V.I. Diversified Income Fund                 May 1, 2000
AIM V.I. Global Utilities Fund                   May 1, 2000
AIM V.I. Government Securities Fund              May 1, 2000
AIM V.I. Growth Fund                             May 1, 2000
AIM V.I. High Yield Fund                         May 1, 2000
AIM V.I. International Growth Fund               May 1, 2000
AIM V.I. Large Cap Growth Fund                   September 1, 2003
AIM V.I. Mid Cap Core Equity Fund                September 10, 2001
AIM V.I. Money Market Fund                       May 1, 2000
AIM V.I. New Technology Fund                     May 1, 2001
AIM V.I. Premier Equity Fund                     May 1, 2000
AIM V.I. Real Estate Fund                        May 1, 2004
AIM V.I. Small Cap Equity Fund                   September 1, 2003
INVESCO VIF - Core Equity Fund                   May 1, 2004

INVESCO VIF - Dynamics Fund                      May 1, 2004
INVESCO VIF - Financial Services Fund            May 1, 2004
INVESCO VIF - Growth Fund                        May 1, 2004
INVESCO VIF - Health Sciences Fund               May 1, 2004
INVESCO VIF - High Yield Fund                    May 1, 2004
INVESCO VIF - Leisure Fund                       May 1, 2004
INVESCO VIF - Small Company Growth Fund          May 1, 2004
INVESCO VIF - Technology Fund                    May 1, 2004
INVESCO VIF - Telecommunications Fund            May 1, 2004
INVESCO VIF - Total Return Fund                  May 1, 2004
INVESCO VIF - Utilities Fund                     May 1, 2004

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                       AIM V.I. CAPITAL APPRECIATION FUND
                              AIM V.I. GROWTH FUND
                            AIM V.I. CORE EQUITY FUND
                         AIM V.I. GLOBAL UTILITIES FUND
                          AIM V.I. PREMIER EQUITY FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $250 million ...............................                     0.65%
Over $250 million ................................                     0.60%


                         AIM V.I. AGGRESSIVE GROWTH FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $150 million ...............................                     0.80%
Over $150 million ................................                    0.625%


                             AIM V.I. BALANCED FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $150 million ...............................                     0.75%
Over $150 million ................................                     0.50%


                            AIM V.I. BASIC VALUE FUND
                        AIM V.I. MID CAP CORE EQUITY FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $500 million ...............................                    0.725%
Next $500 million ................................                    0.700%
Next $500 million ................................                    0.675%
Over $1.5 billion ................................                     0.65%

                             AIM V.I. BLUE CHIP FUND
                        AIM V.I. CAPITAL DEVELOPMENT FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $350 million ...............................                     0.75%
Over $350 million ................................                    0.625%


                      AIM V.I. DENT DEMOGRAPHIC TRENDS FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $2 billion .................................                     0.85%
Over $2 billion ..................................                     0.80%


                        AIM V.I. DIVERSIFIED INCOME FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $250 million ...............................                     0.60%
Over $250 million ................................                     0.55%


                          AIM V.I. NEW TECHNOLOGY FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
Average Daily Net Assets .........................                     1.00%


                       AIM V.I. GOVERNMENT SECURITIES FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $250 million ...............................                     0.50%
Over $250 million ................................                     0.45%


                            AIM V.I. HIGH YIELD FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $200 million ...............................                    0.625%
Next $300 million ................................                     0.55%
Next $500 million ................................                     0.50%
Over $1 billion ..................................                     0.45%

                       AIM V.I. INTERNATIONAL GROWTH FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $250 million ...............................                     0.75%
Over $250 million ................................                     0.70%


                         AIM V.I. LARGE CAP GROWTH FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $1 billion .................................                     0.75%
Next $1 billion ..................................                     0.70%
Over $2 billion ..................................                    0.625%


                           AIM V.I. MONEY MARKET FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
First $250 million ...............................                     0.40%
Over $250 million ................................                     0.35%


                         AIM V.I. SMALL CAP EQUITY FUND
                            INVESCO VIF - GROWTH FUND

NET ASSETS                                                    ANNUAL RATE
--------------------------------------------------          ---------------
All Assets .......................................                     0.85%

                          INVESCO VIF - HIGH YIELD FUND
                          INVESCO VIF - UTILITIES FUND

                                                              ANNUAL RATE
                                                            ---------------
All Assets .......................................                     0.60%

                           INVESCO VIF - DYNAMICS FUND
                         INVESCO VIF - CORE EQUITY FUND
                      INVESCO VIF - FINANCIAL SERVICES FUND
                       INVESCO VIF - HEALTH SCIENCES FUND
                           INVESCO VIF - LEISURE FUND
                     INVESCO VIF - SMALL COMPANY GROWTH FUND
                          INVESCO VIF - TECHNOLOGY FUND
                      INVESCO VIF - TELECOMMUNICATIONS FUND
                         INVESCO VIF - TOTAL RETURN FUND

                                                              ANNUAL RATE
                                                            ---------------
All Assets .......................................                     0.75%

                            AIM V.I. REAL ESTATE FUND

                                                              ANNUAL RATE
                                                            ---------------
All Assets .......................................                   0.90%"

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

Date:                               , 2003
      ------------------------------

                                             AIM VARIABLE INSURANCE FUNDS

Attest:                                      By:
         -------------------------------         -------------------------------
         Assistant Secretary                     President

(SEAL)

                                             A I M ADVISORS, INC.

Attest:                                      By:
         -------------------------------         -------------------------------
         Assistant Secretary                     President

(SEAL)